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                                                                    Exhibit 99.1
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NEWS RELEASE
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[NEXTEL LOGO]

                                                     NEXTEL COMMUNICATIONS, INC.
                                                     2001 Edmund Halley Drive
                                                     Reston, VA 20191

                                                 MEDIA: BEN BANTA (703) 433-4700
                                         INVESTORS: PAUL BLALOCK  (703) 433-4300

                       NEXTEL INTRODUCES NEXTEL ONLINE(SM):
                     WIRELESS INTERNET SERVICE FOR BUSINESS

NEXTEL ONLINE FEATURES ALWAYS-CONNECTED INTERNET ACCESS; A FOUR-IN-ONE WIRELESS
  COMMUNICATIONS TOOL; AND A SUITE OF WIRELESS APPLICATIONS DEVELOPED JUST FOR
                                    BUSINESS

RESTON, Va., April 25, 2000 -- Nextel Communications, Inc. (NASDAQ: NXTL) today announced that it will begin rolling out Nextel Online(sm) wireless Internet services in 43 major markets including more than 750 cities across the country. Nextel Online service is scheduled to become available in all Nextel markets by mid-year.

"With the arrival of Nextel Online, business customers can now easily receive and act on the critical information they need to do business while they are away from the office," said Tim Donahue, president and CEO, Nextel Communications, Inc. "Nextel Online is a result of our company's commitment to help our mobile business customers be more productive in a world that values speed."

With Nextel Online, Nextel now offers a wireless phone that serves as a four-in-one wireless business communication tool. Nextel's Internet-capable "plus" series phones, manufactured by Motorola, integrate wireless Internet service, Nextel Direct Connect(R) digital two-way radio service, digital cellular service, and text/numeric paging into one phone. Today, approximately 2 million Nextel customers own "plus" series phones.

Nextel Online service rate plans feature simple, flat-rate pricing and include unlimited access to MSN Mobile and Nextel alliance web sites. Plans begin at $14.95 per month in addition to a customer's existing Nextel rate plan.

Using Phone.com(TM)'s UP.Link(TM) Server and UP.Browser(TM) microbrowser, Nextel, in a partnership with Cisco for mobile Internet Protocol (IP) networking has delivered the wireless industry's only integrated, packetized voice and data service. Unlike other wireless data services where you have to "dial in" to access the Internet, Nextel Online customers have immediate access to the most reliable wireless data network in the country allowing instant connectivity to the Internet so they are never far away from their messages, business information and wireless-enabled applications.

NEXTEL ONLINE INCLUDES UNLIMITED ACCESS TO ONLINE CONTENT AND COMMERCE

Nextel Online customers can create their own personalized web portal accessible by a personal computer or Internet-capable Nextel phone using the myNextel.com web portal. Co-branded with MSN, this web portal features business news and information from MSNBC and provides access to MSN services such as MSN


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Hotmail, MSN MoneyCentral, Expedia.com, and MSN Yellow Pages business directory and Hotmail. Users can customize the site so that business information that is important to them is sent directly to their phone anytime, anywhere on the Nextel National Network.

Amazon Anywhere allows Nextel customers to conveniently shop and open new accounts at Amazon.com, the leading on-line retailer, via their Nextel Internet-capable phone. Customers can make purchases using Amazon's easy and secure 1-Click(sm) shopping feature available at Amazon.com, including books, videos, software, tools, hardware and more. Customers can also check the status of pending orders and search by keyword to view product information including details, reviews, price, shipping and customer comments.

NEXTEL ONLINE OFFERS ONLINE PRODUCTIVITY SOLUTIONS

List Manager is the first of many planned productivity solutions, and will allow customers to manage their Nextel phone lists and Nextel Direct Connect private ID and group lists from their desktop PC or from their Internet-capable Nextel phone. List Manager synchronizes information over the air and allows an administrator to manage multiple phone lists at once.

NEXTEL ONLINE FEATURES WIRELESS BUSINESS APPLICATIONS AND CONNECTIVITY SOLUTIONS

Nextel Online features wireless business applications developed to increase productivity and customer satisfaction by moving data instantly between mobile workers and their headquarters. Wireless business and mobile connectivity applications available in the initial launch phase through Nextel Online will include:

- eDispatch, a web-based productivity tool for the transportation, construction and field service industries that allows dispatchers to receive job status and job completion information in near real-time from the field, enabling field workers to receive, acknowledge and close out work orders from the road. Service rate plans for eDispatch begin at $39.95 per month per unit.

- IBM Mobile Connect, a component of IBM's Websphere Everyplace Suite, will allow mobile professionals to access e-mail, calendar, contacts and tasks using a Nextel Internet-capable phone as a wireless modem when connected to their personal digital assistant (PDA). Corporate customers can establish dial-up access accounts for $9.95 per month using minutes of airtime from their rate plan.

The Nextel Developers Program currently consists of more than 200 organizations that have registered and qualified to develop wireless applications for vertical markets such as professional medical services and the building and construction industry. Nextel plans to announce additional wireless applications in the coming months that it expects will become available from participants in this program.

"Extending the Internet into the wireless environment is a logical step for businesses around the world," said Iain Gillott, vice president of Worldwide Consumer & Small Business Telecom at IDC. "Obvious applications such as e-mail and calendaring will be quickly supplemented with wireless commerce, location services, and vertical applications."

Additionally, through Nextel's web site, http://www.nextel.com, customers can: get valuable information about Nextel's services, including current rate plans, promotions, user guides, and interactive product demos; administer their accounts, including the ability to view and pay their Nextel bill online, sign up for Nextel service, purchase new phones and accessories; and manage their mobile services such as set alerts, filter mail and manage online community information.


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"Nextel Online extends the power of the desktop and the web to today's mobile worker," added Donahue. "With this service, our customers now have access to a suite of business applications developed to help them transact business no matter where they are on the Nextel National Network."

All Nextel Online customers will be supported by Nextel Online customer service staff members that have been specially trained to field data related customer service calls.

Nextel Online service will be rolled out initially in 43 major markets and more than 750 cities across the country including: Atlanta, Chicago, Denver, Greensboro N.C., Houston, Los Angeles, New Orleans, New York, Philadelphia, San Francisco, Seattle and Washington/Baltimore. Next week, service also will be rolled out in the Boston and Providence metropolitan areas.

Nextel Communications Inc., headquartered in Reston, Va. is a leading provider of fully integrated wireless communications and has built the largest guaranteed all-digital wireless network in the United States that covers thousands of communities across the United States. Nextel and Nextel Partners Inc. currently serve 96 of the top 100 U.S. markets. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging and Nextel Direct Connect(R) - a digital two-way radio feature. In addition, through Nextel International Inc., Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, Japan and Shanghai, China. Please visit our web page at http://www.nextel.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The mobile computing services, wireless Internet access and related new products discussed above are all new offerings that are planned for commercial introduction in the near future. As such, they remain subject to risks and delays of product and services offerings in their early commercial introduction stages, such as those involving the integration of new and existing product and service offerings, the effectiveness of marketing and other programs designed to familiarize customers and potential customers with the newly introduced features and functionality and the efficiency of related customer service and other backroom support services for the new offerings. Such new product and service offerings, when commercially introduced, also may be subject to coverage and capacity limitations in certain geographic areas and the Nextel National Network. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations concerning Nextel's digital mobile network business generally. Customer acceptance and/or commercial viability of such new product and service offerings will be dependent on a variety of factors, including the development and availability of related products and applications that meet customer needs and preferences, the quality and reliability of the applicable services and products, and Nextel's ability to deploy these new product and service offerings either to reduce its own costs or to price such offerings to be a source of incremental revenue. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results in its digital mobile network business (including, when commercially introduced, the new product and service offerings discussed above) to differ from Nextel's current expectations regarding such relevant matters or subject areas, and such risks and uncertainties are described from time to time in Nextel's reports filed with the Securities and Exchange Commission, including Nextel's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

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Nextel, the Nextel logo, Nextel Online and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Motorola, i1000plus, i700plus, i500plus are registered trademarks of Motorola, Inc. All other trademarks are property of their respective company.